EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the following Registration Statements of Harken Energy Corporation of our report dated March 25, 2004, relating to the consolidated financial statements, which appears in this Amendment No. 3 to the Form 10-K/A for the year ended December 31, 2004.

Form	Description

S-3	Registration of 5,833,333 shares of common stock (No. 333-115107)

S-3	Registration of 13,306,607 shares of common stock (No. 333-115939)

S-3	Registration of 12,704,250 shares of common stock (No. 333-117566)

S-3	Registration of 12,000,000 shares of common stock (No. 333-120090)

/s/ BDO Seidman, LLP

Houston, Texas June 23, 2005

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